CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 (File no. 333-145192) of our report dated October 15, 2012 with respect to the audited consolidated financial statements of Accelpath, Inc. for the year ended June 30, 2012.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

October 15, 2012